Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS FOURTH QUARTER

AND FISCAL YEAR RESULTS

Newton, Kansas, Thursday, May 30, 2024…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2024 fiscal year fourth quarter and full fiscal year ended March 3, 2024. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/zyr8codr at 5:00 p.m. EDT today. The presentation materials will also be available at approximately 4:15 p.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $16,333,000 for the 2024 fiscal year fourth quarter ended March 3, 2024 compared to $13,530,000 for the 2023 fiscal year fourth quarter ended February 26, 2023 and $11,639,000 for the 2024 fiscal year third quarter ended November 26, 2023. Park’s net sales for the fiscal year ended March 3, 2024 were $56,004,000 compared to $54,055,000 for the fiscal year ended February 26, 2023. Net earnings for the 2024 fiscal year fourth quarter were $2,670,000 compared to $4,706,000 for the 2023 fiscal year fourth quarter and $1,203,000 for the 2024 fiscal year third quarter. Net earnings were $7,473,000 for the 2024 fiscal year compared to $10,731,000 for the 2023 fiscal year.

Net earnings before special items for the 2024 fiscal year fourth quarter were $2,308,000 compared to $1,976,000 for the 2023 fiscal year fourth quarter and $1,203,000 for the 2024 fiscal year third quarter. Net earnings before special items for the fiscal year ended March 3, 2024 were $7,664,000 compared to $8,154,000 for the 2023 fiscal year.

Adjusted EBITDA for the 2024 fiscal year fourth quarter was $3,201,000 compared to $2,625,000 for the 2023 fiscal year fourth quarter and $1,808,000 for the 2024 fiscal year third quarter. Adjusted EBITDA for the 2024 fiscal year was $10,989,000 compared to $11,459,000 for the 2023 fiscal year.

During the 2024 fiscal year, the Company recorded $570,000 of pre-tax activist shareholder defense costs, $65,000 of pre-tax losses on sales of investments to fund the $1.00 per share special dividend paid on April 6, 2023 to shareholders of record on March 9, 2023 and a $109,000 pre-tax charge for the modification of previously granted stock options in connection with the special dividend in the 2024 fiscal year first quarter. The Company recorded $70,000 of pre-tax costs to settle an insurance claim as the result of the bankruptcy of an insurer and $38,000 of pre-tax recruiting fees in the 2024 fiscal year fourth quarter and fiscal year. The Company recognized a tax benefit of $657,000 in the 2024 fiscal year fourth quarter and fiscal year primarily from the reductions of uncertain tax positions related to expiring statutes of limitations on tax positions taken in prior years regarding the taxability of funds repatriated from the Company’s subsidiary in Singapore, and the Company recorded $224,000 of additional tax expense for tax deductions becoming unavailable related to stock options expiring unexercised in the 2024 fiscal year fourth quarter and fiscal year. The Company recognized a tax benefit of $2,791,000 in the 2023 fiscal year fourth quarter and fiscal year primarily from the reduction of uncertain tax positions related to expiring statutes of limitations on tax positions taken in prior years regarding the taxability of funds repatriated from the Company’s subsidiary in Singapore, and the Company recorded $61,000 and $214,000 of additional tax expense for tax deductions becoming unavailable related to stock options expiring unexercised in the 2023 fiscal year fourth quarter and fiscal year, respectively.

Park reported basic and diluted earnings per share of $0.13 for the 2024 fiscal year fourth quarter compared to $0.23 for the 2023 fiscal year fourth quarter and $0.06 for the 2024 fiscal year third quarter. Basic and diluted earnings per share before special items were $0.11 for the 2024 fiscal year fourth quarter compared to $0.10 for the 2023 fiscal year fourth quarter and $0.06 for the 2024 fiscal year third quarter.

Park reported basic and diluted earnings per share of $0.37 for the 2024 fiscal year compared to $0.52 for the 2023 fiscal year. Basic and diluted earnings per share before special items were $0.38 for the 2024 fiscal year compared to $0.40 for the 2023 fiscal year.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required conference ID for attendance by phone is 13746866.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, June 6, 2024. The conference call replay will be available at https://edge.media-server.com/mmc/p/zyr8codr and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13746866.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as activist shareholder defense costs, losses on sales of investments, charges for modification of previously granted stock options, reductions in uncertain tax positions, tax deductions becoming unavailable, costs to settle an insurance claim and recruiting fees. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s website at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	14 Weeks Ended	13 Weeks Ended		53 Weeks Ended	52 Weeks Ended

	March 3, 2024	February 26, 2023	November 26, 2023	March 3, 2024	February 26, 2023
Sales	$16,333	$13,530	$11,639	$56,004	$54,055

Net Earnings before Special Items[1]	$2,308	$1,976	$1,203	$7,664	$8,154
Special Items:
Activist Shareholder Defense Costs	-	-	-	(570)	-
Stock Option Modification	-	-	-	(109)	-
Loss on Sale of Marketable Securities	-	-	-	(65)	-
Insurer Bankruptcy Cost	(70)	-	-	(70)	-
Recruiting Fees	(38)	-	-	(38)	-
Income Tax Effect on Pretax Special Items	37	-	-	228	-
Reduction in Uncertain Tax Positions	657	2,791	-	657	2,791
Tax Impact of Cancelled Stock Options	(224)	(61)	-	(224)	(214)

Net Earnings	$2,670	$4,706	$1,203	$7,473	$10,731

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.11	$0.10	$0.06	$0.38	$0.40
Special Items:
Activist Shareholder Defense Costs	-	-	-	(0.03)	-
Stock Option Modification	-	-	-	(0.01)	-
Loss on Sale of Marketable Securities	-	-	-	-	-
Insurer Bankruptcy Cost	-	-	-	-	-
Recruiting Fees	-	-	-	-	-
Income Tax Effect on Pretax Special Items	-	-	-	0.01	-
Reduction in Uncertain Tax Positions	0.03	0.13	-	0.03	0.13
Tax Impact of Cancelled Stock Options	(0.01)	-	-	(0.01)	(0.01)

Basic Earnings per Share	$0.13	$0.23	$0.06	$0.37	$0.52

Diluted Earnings before Special Items[1]	$0.11	$0.10	$0.06	$0.38	$0.40
Special Items:
Activist Shareholder Defense Costs	-	-	-	(0.03)	-
Stock Option Modification	-	-	-	(0.01)	-
Loss on Sale of Marketable Securities	-	-	-	-	-
Insurer Bankruptcy Cost	-	-	-	-	-
Recruiting Fees	-	-	-	-	-
Income Tax Effect on Pretax Special Items	-	-	-	0.01	-
Reduction in Uncertain Tax Positions	0.03	0.13	-	0.03	0.13
Tax Impact of Cancelled Stock Options	(0.01)	-	-	(0.01)	(0.01)

Diluted Earnings per Share	$0.13	$0.23	$0.06	$0.37	$0.52

Weighted Average Shares Outstanding:
Basic	20,253	20,471	20,250	20,304	20,465
Diluted	20,357	20,518	20,355	20,393	20,509

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	March 3, 2024	February 26, 2023
	(unaudited)
Assets

Current Assets

Cash and Marketable Securities	$77,211	$105,440
Accounts Receivable, Net	12,381	9,989
Inventories	6,404	6,768
Prepaid Expenses and Other Current Assets	2,849	2,844
Total Current Assets	98,845	125,041

Fixed Assets, Net	23,499	24,251
Operating Right-of-use Assets	95	150
Other Assets	9,870	9,891
Total Assets	$132,309	$159,333

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$3,514	$4,545
Accrued Liabilities	1,986	1,346
Dividend Payable	-	20,471
Operating Lease Liability	53	53
Income Taxes Payable	4,105	2,171
Total Current Liabilities	9,658	28,586

Long-term Operating Lease Liability	82	129
Non-current Income Taxes Payable	5,259	10,938
Deferred Income Taxes	3,222	1,995
Other Liabilities	1,174	1,751
Total Liabilities	19,395	43,399

Shareholders’ Equity	112,914	115,934

Total Liabilities and Shareholders' Equity	$132,309	$159,333

Additional information
Equity per Share	$5.58	$5.66

Comparative statements of operations (in thousands – unaudited):

	14 Weeks Ended	13 Weeks Ended		53 Weeks Ended	52 Weeks Ended

	March 3, 2024	February 26, 2023	November 26, 2023	March 3, 2024	February 26, 2023

Net Sales	$16,333	$13,530	$11,639	$56,004	$54,055

Cost of Sales	11,880	9,679	8,470	39,470	37,582

Gross Profit	4,453	3,851	3,169	16,534	16,473
% of net sales	27.3%	28.5%	27.2%	29.5%	30.5%

Selling, General & Administrative Expenses	1,882	1,631	1,804	8,154	6,519
% of net sales	11.5%	12.1%	15.5%	14.6%	12.1%

Earnings from Operations	2,571	2,220	1,365	8,380	9,954

Interest and Other Income:
Interest Income	329	425	261	1,053	1,078

Earnings from Operations before Income Taxes	2,900	2,645	1,626	9,433	11,032

Income Tax Provision (Benefit)	230	(2,061)	423	1,960	301
Net Earnings	$2,670	$4,706	$1,203	$7,473	$10,731
% of net sales	16.3%	34.8%	10.3%	13.3%	19.9%

Reconciliation of non-GAAP financial measure (in thousands – unaudited):

	14 Weeks Ended	13 Weeks Ended		53 Weeks Ended	52 Weeks Ended

	March 3, 2024	February 26, 2023	November 26, 2023	March 3, 2024	February 26, 2023
GAAP Net Earnings	$2,670	$4,706	$1,203	$7,473	$10,731
Adjustments:
Income Tax Provision	230	(2,061)	423	1,960	301
Interest Income	(329)	(425)	(261)	(1,118)	(1,078)
Depreciation	418	310	340	1,402	1,136
Stock Option Expense	104	95	103	420	369
Special Items:
Activist Shareholder Defense Costs	-	-	-	570	-
Stock Option Modification Charge (a)	-	-	-	109	-
Pre-tax Losses on Sales of Investments (b)	-	-	-	65	-
Insurer Bankruptcy Cost	70	-	-	70	-
Recruiting Fees	38	-	-	38	-
Adjusted EBITDA	$3,201	$2,625	$1,808	$10,989	$11,459

(a) pre-tax charge for the modification of previously granted stock options in connection with the special dividend in the 2024 fiscal year first quarter

(b) to fund the $1.00 per share special dividend paid on April 6, 2023 to shareholders of record on March 9, 2023